FOR IMMEDIATE RELEASE	NEWS
May 2, 2017	NYSE MKT: GORO

GOLD RESOURCE CORPORATION REPORTS FIRST QUARTER NET INCOME OF $4.4 MILLION, OR $0.08 PER SHARE, MAINTAINS 2017 PRODUCTION OUTLOOK

COLORADO SPRINGS – May 2, 2017 – Gold Resource Corporation (NYSE MKT: GORO) (the “Company or GRC”) reported production results for the first quarter ended March 31, 2017 of 6,747 ounces of gold and 427,890 ounces of silver, which along with base metal revenue generated $24.3 million in net revenue for the quarter.  Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, U.S.A.  The Company has returned $109 million to its shareholders in monthly dividends since commercial production commenced July 1, 2010, and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

Q1 2017 HIGHLIGHTS

•	6,747 gold ounces produced
•	427,890 silver ounces produced
•	$24.3 million net sales
•	$4.4 million net income, or $0.08 per share
•	$263 total cash cost per gold equivalent ounce sold (after by-product credits)
•	$744 total all-in sustaining cost per precious metal gold equivalent ounce sold
•	$9.4 million by-product credits, or $717 per precious metal gold ounce sold
•	$0.3 million dividend distributions, or $0.005 per share for quarter

Overview of Q1 2017 Results

Gold Resource Corporation’s Oaxaca Mining Unit sold 13,114 precious metal gold equivalent ounces at a total cash cost of $263 per ounce (after by-product credits).  Realized average metal price sales during the quarter were $1,215 per ounce gold and $17.29 per ounce silver.  The Company recorded net income of $4.4 million, or $0.08 per share.  The Company paid $0.3 million to its shareholders in dividends, or $0.005 per share during the quarter.  Cash and cash equivalents at quarter end totaled $16.6 million.  Realized gold and silver prices increased 1% and 20%, respectively, compared to the first quarter of 2016.

The Company maintains its 2017 Annual Outlook (range plus or minus 5%) of 27,500 gold ounces and 1,850,000 silver ounces.

The following Production and Sales Statistics table summarizes certain information about our mining operations for the three months ended March 31, 2017 and 2016:

	Three months ended March 31,
	2017	2016
Milled
Tonnes Milled (1)	101,330	113,145
Tonnes Milled per Day (2)	1,206	1,301
Grade
Average Gold Grade (g/t)	2.42	1.99
Average Silver Grade (g/t)	143	131
Average Copper Grade (%)	0.28	0.29
Average Lead Grade (%)	1.16	1.06
Average Zinc Grade (%)	3.07	3.43
Recoveries
Average Gold Recovery (%)	86	89
Average Silver Recovery (%)	92	91
Average Copper Recovery (%)	78	74
Average Lead Recovery (%)	76	70
Average Zinc Recovery (%)	85	84
Mill production (before payable metal deductions) (3)
Gold (ozs.)	6,747	6,463
Silver (ozs.)	427,890	434,142
Copper (tonnes)	220	244
Lead (tonnes)	927	838
Zinc (tonnes)	2,644	3,261
Payable metal sold
Gold (ozs.)	7,133	6,215
Silver (ozs.)	420,236	378,794
Copper (tonnes)	225	220
Lead (tonnes)	839	762
Zinc (tonnes)	2,149	2,599
Average metal prices realized (4)
Gold ($ per oz.)	1,215	1,199
Silver ($ per oz.)	17.29	14.38
Copper ($ per tonne)	5,871	4,146
Lead ($ per tonne)	2,351	1,807
Zinc ($ per tonne)	2,839	1,717
Precious metal gold equivalent ounces produced (mill production) (3)
Gold Ounces	6,747	6,463
Gold Equivalent Ounces from Silver	6,090	5,206
Total Precious Metal Gold Equivalent Ounces	12,837	11,669
Precious metal gold equivalent ounces sold
Gold Ounces	7,133	6,215
Gold Equivalent Ounces from Silver	5,981	4,542
Total Precious Metal Gold Equivalent Ounces	13,114	10,757
Total cash cost before by-product credits per precious metal gold equivalent ounce sold (5)	$980	$1,295
Total cash cost after by-product credits per precious metal gold equivalent ounce sold (5)	$263	$667
Total all-in sustaining cost per precious metal gold equivalent ounce sold (5)	$744	$1,307
Total all-in cost per precious metal gold equivalent ounce sold (5)	$920	$1,445

(1)	For the first quarter of 2017 and 2016, this includes 28,721 and 16,697 tonnes, respectively of open pit ore.
(2)	Based on actual days the mill operated during the period.
(3)

Mill production represents metal contained in concentrates produced at the mill, which is before payable metal deductions are levied by the buyer of our concentrates. Payable metal deduction quantities are defined in our contracts with the buyer of our concentrates and represent an estimate of metal contained in the concentrates produced at our mill which the buyer cannot recover through the smelting process. There are inherent limitations and differences in the sampling method and assaying of estimated metal contained in concentrates that are shipped, and those contained metal estimates are derived from sampling methods and assaying throughout the mill production process. The Company monitors these differences to ensure that precious metal mill production quantities are materially correct.

(4)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(5)	For a reconciliation of this non-GAAP measure to total mine cost of sales, which is the most comparable U.S. GAAP measure, please see Non-GAAP Measures in the Company’s most recently filed 10-Q.

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital.  The Company has 56,839,823 shares outstanding, zero warrants, zero debt and has returned over $109 million back to its shareholders since commercial production commenced July 1, 2010.  Gold Resource Corporation offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan,” “target,” "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three months ended March 31, 2017 and 2016, its financial condition at March 31, 2017 and December 31, 2016 and its cash flows for the three months ended March 31, 2017 and 2016. The summary data for the three months ended March 31, 2017 is unaudited; the summary data for the year ended December 31, 2016 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2016, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per precious metal gold equivalent ounce, total all-in sustaining cost per precious metal gold equivalent ounce and total all-in cost per precious metal gold equivalent ounce contained in this press release are non-GAAP financial measures.  Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-Q and Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,639	$14,166
Gold and silver rounds/bullion	3,687	3,307
Accounts receivable	1,759	630
Inventories	8,607	8,946
Income tax receivable	-	626
Prepaid expenses and other current assets	1,682	1,587
Total current assets	32,374	29,262
Property, plant and mine development, net	75,158	70,059
Deferred tax assets	16,230	17,580
Other non-current assets	970	1,542
Total assets	$124,732	$118,443
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,920	$5,383
Mining royalty taxes payable	496	2,033
Income tax payable	696	-
Accrued expenses and other current liabilities	1,816	1,526
Total current liabilities	9,928	8,942
Reclamation and remediation liabilities	2,669	2,425
Total liabilities	12,597	11,367
Shareholders' equity:
Preferred stock - $0.001 par value, 5,000,000 shares authorized:
no shares issued and outstanding	-	-
Common stock - $0.001 par value, 100,000,000 shares authorized:
57,176,221 and 56,839,823 shares issued and outstanding, respectively, at March 31, 2017 and 56,903,272 and 56,566,874 shares issued and outstanding, respectively, at December 31, 2016	57	57
Additional paid-in capital	113,534	112,034
Retained earnings	5,599	2,040
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	112,135	107,076
Total liabilities and shareholders' equity	$124,732	$118,443

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

 (U.S. dollars in thousands, except share and per share amounts)

	Three months ended March 31,
	2017	2016

Sales, net	$24,336	$17,403
Mine cost of sales:
Production costs	11,335	11,096
Depreciation and amortization	2,556	2,806
Reclamation and remediation	29	47
Total mine cost of sales	13,920	13,949
Mine gross profit	10,416	3,454
Costs and expenses:
General and administrative expenses	1,812	2,178
Exploration expenses	822	504
Total costs and expenses	2,634	2,682
Operating income	7,782	772
Other (expense) income, net	(464)	706
Income before income taxes	7,318	1,478
Provision for income taxes	2,942	681
Net income	$4,376	$797
Net income per common share:
Basic and Diluted	$0.08	$0.01
Weighted average shares outstanding:
Basic	56,796,751	54,266,706
Diluted	57,991,633	54,266,706

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (U.S. dollars in thousands)

	Three months ended March 31,
	2017	2016

Cash flows from operating activities:
Net income	$4,376	$797
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	1,296	515
Depreciation, depletion and amortization	2,663	2,856
Stock-based compensation	200	418
Other operating adjustments	407	(608)
Changes in operating assets and liabilities:
Accounts receivable	(1,129)	(586)
Inventories	339	(566)
Prepaid expenses and other current assets	(151)	394
Accounts payable and other accrued liabilities	1,578	815
Mining royalty and income taxes payable/receivable	(578)	(331)
Other noncurrent assets	1	26
Net cash provided by operating activities	9,002	3,730
Cash flows from investing activities:
Capital expenditures	(6,062)	(5,687)
Proceeds from the sale of equity investments	-	163
Other investing activities	(78)	2
Net cash used in investing activities	(6,140)	(5,522)
Cash flows from financing activities:
Dividends paid	(284)	(271)
Repayment of capital leases	-	(424)
Net cash used in financing activities	(284)	(695)
Effect of exchange rate changes on cash and cash equivalents	(105)	(10)
Net increase (decrease) in cash and cash equivalents	2,473	(2,497)
Cash and cash equivalents at beginning of period	14,166	12,822
Cash and cash equivalents at end of period	$16,639	$10,325
Supplemental Cash Flow Information
Interest expense paid	$13	$8
Income and mining taxes paid	$1,348	$256
Non-cash investing activities:
Increase (decrease) in accrued capital expenditures	$495	$(1,614)
Equipment purchased under capital lease	-	300
Common stock issued for the acquisition of mineral rights	$1,300	$-